Exhibit 99.1

	As Inadvertently Disclosed by Fiscal Quarter	Q2 2013	Q3 2013	Q4 2013	Q1 2014	Q2 2014	Q3 2014	Q4 2014	Q1 2015
	$ of Non-Alcatel Bookings from new Customers	27,603,075	26,444,331	36,810,378	23,946,555	31,257,186	35,057,243	42,917,296	34,879,072
	$ of Bookings from existing Customers	114,590,112	116,624,098	142,196,569	147,309,144	141,797,013	146,188,473	177,467,083	155,304,270

		142,193,187	143,068,429	179,006,947	171,255,699	173,054,199	181,245,716	220,384,379	190,183,342

	As Updated by Fiscal Quarter	Q2 2013	Q3 2013	Q4 2013	Q1 2014	Q2 2014	Q3 2014	Q4 2014	Q1 2015
	$ of Non-Alcatel Bookings from new Customers	$27,603,075	$26,444,331	$36,810,378	$23,946,555	$31,257,186	$35,057,243	$42,917,296	$34,879,072
(1)	$ of Non-Alcatel Bookings from existing Customers	114,590,112	116,624,098	142,196,569	147,309,144	141,797,013	146,188,473	177,467,083	155,304,270

(2)	Total Non-Alcatel Bookings	142,193,187	143,068,429	179,006,947	171,255,699	173,054,199	181,245,716	220,384,379	190,183,342
(3)	Alcatel Bookings plus reconciling adjustments	9,535,813	7,498,571	9,335,053	8,160,402	10,638,757	7,824,510	9,232,644	10,419,354

(4)	Total Worlwide Bookings	$151,729,000	$150,567,000	$188,342,000	$179,416,101	$183,692,956	$189,070,226	$229,617,023	$200,602,696

(1)	The Company has inserted the word “Non-Alcatel” to the “$ of Bookings from existing Customers” row to indicate that this row is Non-Alcatel bookings.
(2)	The Company has inserted the words “Total Non-Alcatel Bookings” to indicate total non-Alcatel bookings.
(3)	The Company has added the row labeled “Alcatel Bookings plus reconciling adjustments” to reconcile with the Company’s worldwide bookings.
(4)	The Company has added the row labeled “Total Worldwide Bookings” to indicate worldwide bookings.